UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): August 1, 2013

Mercury Systems, Inc.
(Exact Name of Registrant as Specified in Charter)

Massachusetts	000-23599	04-2741391
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Riverneck Road, Chelmsford, Massachusetts	01824
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (978) 256-1300
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1.1

Item 2.02.    Results of Operations and Financial Condition.
On August 6, 2013, Mercury Systems, Inc. (the “Company”) issued a press release regarding its financial results for the quarter and fiscal year ended June 30, 2013. The Company’s press release is attached as exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.
Information in Item 2.02 of this Current Report on Form 8-K and the exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.
USE OF NON-GAAP FINANCIAL MEASURES

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, the Company provides adjusted EBITDA and free cash flow, which are non-GAAP financial measures. Adjusted EBITDA excludes certain non-cash and other specified charges, while free cash flow adjusts cash flows from operations by the amount of capital expenditures. The Company believes these non-GAAP financial measures are useful to help investors more completely understand its past financial performance and prospects for the future. However, the presentation of adjusted EBITDA and free cash flow is not meant to be considered in isolation or as a substitute for financial information provided in accordance with GAAP. Management believes the adjusted EBITDA and free cash flow financial measures assist in providing a more complete understanding of the Company’s underlying operational results and trends, and management uses these measures along with the corresponding GAAP financial measures to manage the Company’s business, to evaluate its performance compared to prior periods and the marketplace, and to establish operational goals.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment to Fiscal 2012 Restricted Stock Awards to Our Named Executive Officers

In fiscal 2012, the annual restricted stock awards to our named executive officers were split into two equal pieces, with the first half being granted on August 15, 2011 and the second half being granted on February 15, 2012. Our equity granting practice prior to fiscal 2012 (and our current practice), was to grant annual restricted stock awards only on August 15th (or the next business day if August 15th falls on a weekend). Because the vesting of restricted stock triggers an automatic sale in the open market to cover the tax liability on vesting under the default election under our equity incentive plan and our Section 16 officers follow this election, and because such tax sales are not exempt transactions under the Section 16 regulations, our Section 16 officers have been effectively foreclosed from buying our shares on the open market since the February 15th awards started to vest on February 15, 2013. In order to provide our Section 16 officers with the opportunity to purchase our shares on the open market in compliance with the Section 16 regulations, at its July 31, 2013 meeting the Board of Directors approved, and our Section 16 executives subsequently accepted, an amendment to the February 15th grants to extend the vesting date out an additional six months to August 15th of the applicable year. Our Chief Financial Officer, Kevin Bisson, joined the Company in January 2012 and received his new hire restricted stock award on January 16, 2012. At its July 31, 2013 meeting the Board of Directors also amended, and Mr. Bisson subsequently accepted, a seven month extension of the vesting of his restricted stock award such that his new hire award will vest on August 15th of the applicable year. With these amendments, all of the equity awards granted to our Section 16 officers have a vesting date on or about August 15th. A summary of the amendments to our Section 16 officers’ restricted stock awards is set forth below.

1.1

Name	Number of Shares	Original Vesting Date	Amended Vesting Date
Mark Aslett	7,500	February 15, 2014	August 15, 2014
President and Chief	7,500	February 15, 2015	August 15, 2015
Executive Officer	7,500	February 15, 2016	August 15, 2016

Gerald M. Haines II	2,500	February 15, 2014	August 15, 2014
SVP, Corporate	2,500	February 15, 2015	August 15, 2015
Development, Chief	2,500	February 15, 2016	August 15, 2016
Legal Officer, and Secretary

Charles A. Speicher	1,125	February 15, 2014	August 15, 2014
VP, Controller, and	1,125	February 15, 2015	August 15, 2015
Chief Accounting	1,125	February 15, 2016	August 15, 2016
Officer

Didier M.C. Thibaud	3,500	February 15, 2014	August 15, 2014
President, Mercury	3,500	February 15, 2015	August 15, 2015
Commercial Electronics	3,500	February 15, 2016	August 15, 2016

Kevin M. Bisson	15,000	January 16, 2014	August 15, 2014
SVP, Chief Financial	15,000	January 16, 2015	August 15, 2015
Officer, and	15,000	January 16, 2016	August 15, 2016
Treasurer

Item 9.01.    Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

99.1	Press Release, dated August 6, 2013, of Mercury Systems, Inc.

1.1

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: August 6, 2013	MERCURY SYSTEMS, INC.

By: /s/ Kevin M. Bisson Kevin M. Bisson Senior Vice President, Chief Financial Officer, and Treasurer

1.1

EXHIBIT INDEX

Exhibit No.    Description
99.1        Press Release, dated August 6, 2013, of Mercury Systems, Inc.

1.1